AMENDED AND RESTATED
                                 PROMISSORY NOTE
                                 ---------------

                                 August 19, 2005

Jersey City, New Jersey                                                 $900,000

FOR VALUE RECEIVED, the undersigned, NATIONAL DIVERSIFIED SERVICES, INC., a Delaware corporation (the "Company"), promises to pay MONTGOMERY EQUITY PARTNERS, LTD (the "Lender") at 101 Hudson Street, Suite 3700, Jersey City, New Jersey 07302 or other address as the Lender shall specify in writing, the principal sum of Nine Hundred Thousand ($900,000) and interest at the annual rate of twenty four percent (24%) on the unpaid balance pursuant to the following terms:

WHEREAS, the Lender and The Certo Group, Inc. a Delaware corporation ("Certo Group") entered into a Security Agreement ("Security Agreement") pursuant to which Certo Group issued to the Lender a secured promissory note in the principal amount of $600,000 (the "First Promissory Note") and Certo Group was to issue a second secured promissory note in the principal amount of $300,000 ("The Second Promissory Note") to the Lender for a total principal amount of $900,000 in accordance with the terms of the Security Agreement;

WHEREAS, on the date hereof, Certo Group and the Company entered into the Assignment and Assumption Agreement pursuant to which Certo Group assigned and transferred to the Company all of Certo Group's rights and the Company assumed all Certo Group's obligations under and pursuant to the Security Agreement including the First Promissory Note and the rights and obligations to issue the Second Promissory Note;

WHEREAS, the parties desire that this Promissory Note shall evidence the loan made under the First Promissory Note, and replace the First Promissory Note, which was made to Certo Group and subsequently assigned to and assumed by the Company and this Promissory Note shall evidence the loan made pursuant to the Second Promissory Note to the Company pursuant to the Security Agreement which was assigned and assumed by the Company.

     1. Principal and Interest. For value received, the Company hereby promises to pay to the order of the Lender on the one year anniversary of the date hereof in lawful money of the United States of America and in immediately available funds the principal sum of Nine Hundred Thousand Dollars ($900,000), together with interest on the unpaid principal of this note at the rate of twelve percent (24%) per year (computed on the basis of a 365-day year and the actual days elapsed) from the date of this Promissory Note (the "Note") until paid.

     2. Monthly Principal Payments of the Note. Beginning on November 19, 2005, the Company shall make monthly payments of the outstanding principal of the Note and payments shall be due and payable each succeeding month thereafter on the Payment Due Date (as set forth on the Payment Schedule) until all principal and interest has been paid in accordance with the Payment Schedule attached hereto as Schedule A (the "Payment Schedule"). All payment amounts shall be first applied to interest and the balance to principal. There shall be no prepayment fee or penalty.

     3. Monthly Payments of Interest. Interest shall accrue from the date hereof. Beginning on September 19, 2005 and continuing on the same day of each calendar month thereafter, the Company shall make monthly payments of accrued and unpaid interest in accordance with the Payment Schedule. The Company shall prepay the first two interest payments out of the gross proceeds of this Note.

     4. Right of Prepayment. Notwithstanding the payments pursuant to Section 2, the Company at its option shall have the right to prepay a portion or all outstanding principal of the Note. There shall be no prepayment fee or penalty.

     5. Replacement of First Promissory Note. This Note shall supersede and replace the First Promissory Note originally issued by Certo Group and subsequently assigned to and assumed by the Company.

     6. Waiver and Consent. To the fullest extent permitted by law and except as otherwise provided herein, the Company waives demand, presentment, protest, notice of dishonor, suit against or joinder of any other person, and all other requirements necessary to charge or hold the Company liable with respect to this Note.

     7. Costs, Indemnities and Expenses. In the event of default as described herein, the Company agrees to pay all reasonable fees and costs incurred by the Lender in collecting or securing or attempting to collect or secure this Note, including reasonable attorneys' fees and expenses, whether or not involving litigation, collecting upon any judgments and/or appellate or bankruptcy proceedings. The Company agrees to pay any documentary stamp taxes, intangible taxes or other taxes which may now or hereafter apply to this Note or any payment made in respect of this Note, and the Company agrees to indemnify and hold the Lender harmless from and against any liability, costs, attorneys' fees, penalties, interest or expenses relating to any such taxes, as and when the same may be incurred.

     8. Secured Nature of the Note. This Note is secured by the Security Agreement of even date herewith between the Company and the Lender (the
"Security Agreement"), the Insider Pledge and Escrow Agreement of even date herewith between the Company, Dominic Certo, the Lender, and David Gonzalez, Esq. (the "Pledge Agreement"), the Guaranty Agreement of even date herewith between The Certo Group, Inc. and the Lender, the Security Agreement dated April 28, 2005, as amended, between the Certo Group, Inc. and the Lender, and the Subsidiary Security Agreement dated April 28, 2005, as amended, between the Certo Group, LLC, a wholly owned subsidiary of The Certo Group, Inc, and Montgomery.

     9. Event of Default. An "Event of Default" shall be deemed to have occurred upon the occurrence of any of the following: (i) the Company should fail for any reason or for no reason to make any payment of the principal, interest, costs, indemnities, or expenses pursuant to this Note within ten (10) days of the date due as prescribed herein; (ii) any default, whether in whole or in part, in the due observance or performance of any obligations or other covenants, terms or provisions to be performed by the Company under this Note or under the Security Agreement, Pledge Agreement, or any other related agreements hereunder between the Company and the Lender of even date herewith which is not cured by the Company by any applicable cure period therein, (iii) a breach of any representations or warranties in the Security Agreement, or (iv) the Company shall: (1) make a general assignment for the benefit of its creditors; (2) apply for or consent to the appointment of a receiver, trustee, assignee, custodian, sequestrator, liquidator or similar official for itself or any of its assets and properties; (3) commence a voluntary case for relief as a debtor under the United States Bankruptcy Code; (4) file with or otherwise submit to any governmental authority any petition, answer or other document seeking: (A) reorganization, (B) an arrangement with creditors or (C) to take advantage of any other present or future applicable law respecting bankruptcy, reorganization, insolvency, readjustment of debts, relief of debtors, dissolution or liquidation; (5) file or otherwise submit any answer or other document admitting or failing to contest the material allegations of a petition or other document filed or otherwise submitted against it in any proceeding under any such applicable law, or (6) be adjudicated a bankrupt or insolvent by a court of competent jurisdiction. Upon an Event of Default (as defined above), the entire principal balance and accrued interest outstanding under this Note, and all other obligations of the Company under this Note, shall be immediately due and payable without any action on the part of the Lender, interest shall accrue on the unpaid principal balance at twenty four percent (24%) per year or the highest rate permitted by applicable law, if lower and the Lender shall be entitled to seek and institute any and all remedies available to it. In addition to all other remedies, upon an Event of Default, the Lender shall have the right but not the obligation to convert all amounts of principal and interest due into restricted shares of common stock of the Company at a price equal to $0.001 per share.

     10. Reservation of Shares. So long as any amounts of principal and interest are outstanding, the Company shall reserve authorized and non-issued common stock of the Company available for issuance upon an Event of Default (as defined herein). If at any time the Company does not have available an amount of authorized and non-issued common stock necessary to satisfy full conversion of the then outstanding amount of principal or interest under this Note, the Company shall call and hold a special meeting of its stockholders within sixty
(60) days of that time for the sole purpose of increasing the number of authorized shares of Common Stock. Management of the Company shall recommend to the shareholders of the Company to vote in favor of increasing the number of shares of common stock. In addition, management of the Company shall vote all of its shares in favor of increasing the number of common stock authorized.

     11. Maximum Interest Rate. In no event shall any agreed to or actual interest charged, reserved or taken by the Lender as consideration for this Note exceed the limits imposed by New Jersey law. In the event that the interest provisions of this Note shall result at any time or for any reason in an effective rate of interest that exceeds the maximum interest rate permitted by applicable law, then without further agreement or notice the obligation to be fulfilled shall be automatically reduced to such limit and all sums received by the Lender in excess of those lawfully collectible as interest shall be applied against the principal of this Note immediately upon the Lender's receipt thereof, with the same force and effect as though the Company had specifically designated such extra sums to be so applied to principal and the Lender had agreed to accept such extra payment(s) as a premium-free prepayment or prepayments.

     12. Issuance of Capital Stock. So long as any portion of this Note is outstanding, the Company shall not, without the prior written consent of the Lender which shall not be withheld provided that the Company will use the proceeds to redeem all amounts outstanding under this Note, (i) issue or sell shares of common stock or preferred stock without consideration or for a consideration per share less than the fair market value of the common stock determined immediately prior to its issuance, (ii) issue any warrant, option, right, contract, call, or other security instrument granting the holder thereof, the right to acquire common stock without consideration or for a consideration less than such common stock's fair market value determined immediately prior to it's issuance, (iii) enter into any security instrument granting the holder a security interest in any and all assets of the Company, or (iv) file any registration statement on Form S-8 for an aggregate number of shares in excess of ten percent (10%) of the Company's Common Stock outstanding.

     13. Cancellation of Note. Upon the repayment by the Company of all of its obligations hereunder to the Lender, including, without limitation, the principal amount of this Note, plus accrued but unpaid interest, the indebtedness evidenced hereby shall be deemed canceled and paid in full. Except as otherwise required by law or by the provisions of this Note, payments received by the Lender hereunder shall be applied first against expenses and indemnities, next against interest accrued on this Note, and next in reduction of the outstanding principal balance of this Note.

     14. Severability. If any provision of this Note is, for any reason, invalid or unenforceable, the remaining provisions of this Note will nevertheless be valid and enforceable and will remain in full force and effect. Any provision of this Note that is held invalid or unenforceable by a court of competent jurisdiction will be deemed modified to the extent necessary to make it valid and enforceable and as so modified will remain in full force and effect.

     15. Amendment and Waiver. This Note may be amended, or any provision of this Note may be waived, provided that any such amendment or waiver will be binding on a party hereto only if such amendment or waiver is set forth in a writing executed by the parties hereto. The waiver by any such party hereto of a breach of any provision of this Note shall not operate or be construed as a waiver of any other breach.

     16. Successors. Except as otherwise provided herein, this Note shall bind and inure to the benefit of and be enforceable by the parties hereto and their permitted successors and assigns.

     17. Assignment. This Note shall not be directly or indirectly assignable or delegable by the Company. The Lender may assign this Note as long as such assignment complies with the Securities Act of 1933, as amended.

     18. No Strict Construction. The language used in this Note will be deemed to be the language chosen by the parties hereto to express their mutual intent, and no rule of strict construction will be applied against any party.

     19. Further Assurances. Each party hereto will execute all documents and take such other actions as the other party may reasonably request in order to consummate the transactions provided for herein and to accomplish the purposes of this Note.

     20. Notices, Consents, etc. Any notices, consents, waivers or other communications required or permitted to be given under the terms hereof must be in writing and will be deemed to have been delivered: (i) upon receipt, when delivered personally; (ii) upon receipt, when sent by facsimile (provided confirmation of transmission is mechanically or electronically generated and kept on file by the sending party); or (iii) one (1) trading day after deposit with a nationally recognized overnight delivery service, in each case properly addressed to the party to receive the same. The addresses and facsimile numbers for such communications shall be:


If to Company:                       National Diversified Services, Inc.
                                     Building 112
                                     201 Circle Drive North
                                     Piscataway, NJ 08854
                                     Telephone: (732) 356-9555
                                     Facsimile: (732) 356-2969

With a Copy to:                      Sichenzia Ross Friedman Ference LLP
                                     1065 Avenue of the Americas
                                     New York, NY 10018
                                     Attention: Marc J. Ross, Esq.
                                     Telephone: (212) 930-9700
                                     Facsimile: (212) 930-9725

If to the Lender:                    Montgomery Equity Partners, Ltd.
                                     101 Hudson Street, Suite 3700
                                     Jersey City, NJ 07302
                                     Attention: Mark A. Angelo
                                     Telephone: (201) 985-8300
                                     Facsimile: (201) 985-8744


or at such other address and/or facsimile number and/or to the attention of such other person as the recipient party has specified by written notice given to each other party three (3) trading days prior to the effectiveness of such change. Written confirmation of receipt (A) given by the recipient of such notice, consent, waiver or other communication, (B) mechanically or electronically generated by the sender's facsimile machine containing the time, date, recipient facsimile number and an image of the first page of such transmission or (C) provided by a nationally recognized overnight delivery service, shall be rebuttable evidence of personal service, receipt by facsimile or receipt from a nationally recognized overnight delivery service in accordance with clause (i), (ii) or (iii) above, respectively.

     21. Remedies, Other Obligations, Breaches and Injunctive Relief. The Lender's remedies provided in this Note shall be cumulative and in addition to all other remedies available to the Lender under this Note, at law or in equity (including a decree of specific performance and/or other injunctive relief), no remedy of the Lender contained herein shall be deemed a waiver of compliance with the provisions giving rise to such remedy and nothing herein shall limit the Lender's right to pursue actual damages for any failure by the Company to comply with the terms of this Note. No remedy conferred under this Note upon the Lender is intended to be exclusive of any other remedy available to the Lender, pursuant to the terms of this Note or otherwise. No single or partial exercise by the Lender of any right, power or remedy hereunder shall preclude any other or further exercise thereof. The failure of the Lender to exercise any right or remedy under this Note or otherwise, or delay in exercising such right or remedy, shall not operate as a waiver thereof. Every right and remedy of the Lender under any document executed in connection with this transaction may be exercised from time to time and as often as may be deemed expedient by the Lender. The Company acknowledges that a breach by it of its obligations hereunder will cause irreparable harm to the Lender and that the remedy at law for any such breach may be inadequate. The Company therefore agrees that, in the event of any such breach or threatened breach, the Lender shall be entitled, in addition to all other available remedies, to an injunction restraining any breach, and specific performance without the necessity of showing economic loss and without any bond or other security being required.

     22. Governing Law; Jurisdiction. All questions concerning the construction, validity, enforcement and interpretation of this Agreement shall be governed by the internal laws of the State of New Jersey, without giving effect to any choice of law or conflict of law provision or rule (whether of the State of New Jersey or any other jurisdictions) that would cause the application of the laws of any jurisdictions other than the State of New Jersey. Each party hereby irrevocably submits to the exclusive jurisdiction of the Superior Court of the State of New Jersey sitting in Hudson County, New Jersey and the United States Federal District Court for the District of New Jersey sitting in Newark, New Jersey, for the adjudication of any dispute hereunder or in connection herewith or therewith, or with any transaction contemplated hereby or discussed herein, and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such suit, action or proceeding is brought in an inconvenient forum or that the venue of such suit, action or proceeding is improper. Each party hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by mailing a copy thereof to such party at the address for such notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law.

     23. No Inconsistent Agreements. None of the parties hereto will hereafter enter into any agreement, which is inconsistent with the rights granted to the parties in this Note.

     24. Third Parties. Nothing herein expressed or implied is intended or shall be construed to confer upon or give to any person or entity, other than the parties to this Note and their respective permitted successor and assigns, any rights or remedies under or by reason of this Note.

     25. Waiver of Jury Trial. AS A MATERIAL INDUCEMENT FOR THE LENDER TO LOAN TO THE COMPANY THE MONIES HEREUNDER, THE COMPANY HEREBY WAIVES ANY RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING RELATED IN ANY WAY TO THIS AGREEMENT AND/OR ANY AND ALL OF THE OTHER DOCUMENTS ASSOCIATED WITH THIS TRANSACTION.

     26. Entire Agreement. This Note (including any recitals hereto) set forth the entire understanding of the parties with respect to the subject matter hereof, and shall not be modified or affected by any offer, proposal, statement or representation, oral or written, made by or for any party in connection with the negotiation of the terms hereof, and may be modified only by instruments signed by all of the parties hereto.


                   [REMAINDER OF PAGE INTENTIONALY LEFT BLANK]

         IN WITNESS WHEREOF, this Promissory Note is executed by the undersigned as of the date hereof.

                                    MONTGOMERY EQUITY PARTNERS, LTD

                                    By: Yorkville Advisors, LLC
                                    Its: General Partner

                                    By: /s/ Mark Angelo
                                       ----------------
                                    Name: Mark Angelo
                                    Its:  Portfolio Manager


                                    NATIONAL DIVERSIFIED SERVICES, INC.

                                    By: /s/ Dominic Certo
                                       ------------------
                                    Name:  Dominic Certo
                                    Title: Chief Executive Officer

                                  SCHEDULE A
                                PAYMENT SCHEDULE

Principal         $900,000
Interest               24%
Closing Date:     August 19, 2005

--------- ------------- ------------- ------------ ----------------- -----------
 Payment   Payment Due    Interest     Principal   Total Payment Due Outstanding
               Date                                                   Principal
--------- ------------- ------------- ------------ ----------------  -----------
    1       9/19/2005    $18,000.00      $0.00         $18,000.00      900,000
    2       10/19/2005   $18,000.00      $0.00         $18,000.00      900,000
    3       11/19/2005   $18,000.00    $90,000.00     $108,000.00      810,000
    4       12/19/2005   $16,200.00    $90,000.00     $106,200.00      720,000
    5       1/19/2006    $14,400.00    $90,000.00     $104,400.00      630,000
    6       2/19/2006    $12,600.00    $90,000.00     $102,600.00      540,000
    7       3/19/2006    $10,800.00    $90,000.00     $100,800.00      450,000
    8       4/19/2006     $9,000.00    $90,000.00      $99,000.00      360,000
    9       5/19/2006     $7,200.00    $90,000.00      $97,200.00      270,000
    10      6/19/2006     $5,400.00    $90,000.00      $95,400.00      180,000
    11      7/19/2006     $3,600.00    $90,000.00      $93,600.00       90,000
    12      8/19/2006     $1,800.00    $90,000.00      $91,800.00            0
--------- ------------- ------------- ------------ ----------------  -----------
                                      $900,000.00